SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 12, 1998
(Date of Earliest Event Reported: September 1, 1998)

                                RIGL CORPORATION
_____________________________________________________________________________
             (Exact name of registrant as specified in its charter)

          Nevada                     0-24217               85-026668
     _______________             ______________           _____________
(State or other jurisdiction  (Commission File No.)  (IRS Employer I.D. No.)
     of incorporation)

 7501 North 16th Street, Suite 200, Phoenix, Arizona           85020
_____________________________________________________________________________
     (Address of principal executive offices)               (Zip Code)


     Registrant's telephone number, including area code:   (602) 906-1924

_____________________________________________________________________________
         (Former name of former address, if changed since last report.)

ITEM 2
______________________________________________________________________________
The Registrant reports that on June 15, 1999, the Registrant completed the acquisition of 100% of the issued and outstanding shares of Telco Billing, Inc., a Nevada corporation, pursuant to the terms and conditions of that certain Stock Purchase Agreement attached hereto and incorporated herein as Exhibit A, dated March 16, 1999, by and among Registrant, TBI and its shareholders, Mathew & Markson, Ltd. and Morris & Miller, Ltd.(collectively "Shareholders") and as amended by that certain Amendment to Stock Purchase Agreement attached hereto and incorporated herein as Exhibit B, dated March 16,1999, by and among Registrant, TBI and Shareholders. The transaction was approved by the written consent of Registrant's shareholders representing a majority of the issued and outstanding voting shares of Registrant pursuant to
Section 78.320, paragraph 2 of the Nevada Revised Statutes. The Registrant intends to prepare an information statement which will be sent to all of Registrant's shareholders setting forth the nature and terms of the transaction pursuant to Section 14(c) of the Securities Exchange Act.

Pursuant to the terms of the Stock Purchase Agreement, as amended, the purchase price consisted of the issuance of 17,000,000 restricted shares of the common stock of Registrant to Shareholders as follows:

               Mathew & Markson, Ltd - 7,650,000 shares

               Morris & Miller, Ltd. - 9,350,000 shares

Subsequent to the closing of the transaction, Shareholders, at their election may also have the right to put back a portion of said shares to the Registrant under the terms of two (2) separate put options - the "Initial Put" and the "Subsequent Put."

 The Initial Put provides that in the event RIGL has not attained a five percent (5%) market share for the products and services of TBI as of December 1, 1999, Shareholders shall have the right, but not the obligation, to require RIGL to purchase from Shareholders, in proportion to each Shareholders' pro-rata ownership of Registrant's common stock, for cash any number of Shareholders' shares not to exceed in the aggregate and collectively the sum of $5,000,000 at a purchase price equal to eighty percent (80%) of the Last Trade on the applicable exchange prior to the time such put is exercised, provided that the purchase price shall at no time be less than $1.00 per share, notwithstanding the Last Trade price. This Initial Put must be exercised, if at all, by Shareholders no later than the day upon which the Shareholders have the right to exercise the Subsequent Put (defined below), upon written notice to Registrant.

The Subsequent Put provides that in the event RIGL has not attained a ten percent (10%) market share for the products and services of TBI as of June 1, 2000, Shareholders shall have the right, but not the obligation, to require RIGL to purchase from Shareholders, in proportion to each Shareholders' pro-rata ownership of Registrant's common stock, for cash any number of Shareholders' shares not to exceed in the aggregate and collectively the sum of $5,000,000 at a purchase price equal to eighty percent (80%) of the Last Trade on the applicable exchange prior to the time such put is exercised, provided that the purchase price shall at no time be less than $1.00 per share, notwithstanding the Last Trade price. This Initial Put must be exercised, if at all, by Shareholders no later than six (6) months following the date upon which this Subsequent Put becomes effective, upon written notice to Registrant.


The purchase price was mutually negotiated between the parties. Registrant's management applied standard valuation methods in arriving at the purchase price. During negotiations, Management performed its due diligence by an inspection of the records of TBI. This inspection included, among other things, reviews of all corporate documents and agreements, with particular attention paid to the contracts to the billing services companies whose services are utilized by TBI. The records of accounting were also reviewed and the findings indicated that the representations made by TBI management fairly presented its corporate and financial position. In determining the price to be paid, management of the Registrant negotiated with TBI management and principals and arrived at the price by mutual agreement. The Board of Directors of the Registrant discussed the negotiated terms and determined that the price paid fell within reasonable valuation guidelines. The purchase price, if the shares of the Registrant were valued at $1.00 and the income statement of TBI were extrapolated to a full year of operations, was less than two times a projected gross revenue and based upon figures known at that time it represented a price between five to six times net revenue. Management believed that the price paid for the acquisition of TBI was significantly less than what might have been anticipated and the contract was ratified by the Board of Directors.

Registrant also agreed to pay to Mathew & Markson the sum of $5,000,000 as a discounted accelerated royalty for the perpetual exclusive worldwide rights to the URL "yellow-page.net" pursuant to the terms of that certain Exclusive Licensing Agreement dated September 21, 1998, by and between TBI, as licensor, and Mathew & Markson, as licensee, attached hereto and incorporated herein as Exhibit C (the "License"), which provides for annual royalty payments of $400,000 over a twenty year period. It also provided that in the event of a change of control or ownership in TBI in excess of 50% all royalty payments become immediately due and payable. $3,000,000 of the Royalty Fee was paid in cash at the closing, and the $2,000,000 balance is due on or before July 15, 1999. The Royalty Fee Balance is evidenced by a promissory note bearing no interest, except a default interest rate of 20%, and is secured by 2,000,000 shares of Registrant's restricted common stock pursuant to a stock pledge agreement in favor of Mathew & Markson.

 The initial $3,000,000 payment was funded through a combination of debt and equity capital. A loan for $2,000,000 was obtained from Joseph and Helen Van Sickle, current shareholders of Registrant. The loan bears an annual interest rate of 8%. The term of the loan is 6 months with interest only payments made on a monthly basis with the principal due and payable in full at the end of the 6 month period. The loan is secured with 2,500,000 restricted shares of Registrant's common stock and with the account receivables of Registrant, a position which the Van Sickles have agreed to subordinate to an asset based lender. The Van Sickles also received 1,000,000 restricted shares of Registrant's common stock as additional consideration for making the loan without the benefit of a reasonable due diligence period. An unsecured loan for $500,000 was obtained from Wallace Olson, another shareholder of Registrant. This is a demand note requiring a payback amount of $600,000. The balance of $500,000 was paid out of the equity capital of the Registrant. The Royalty Fee Balance shall be paid through commercial credit lines advanced to Registrant which are currently being negotiated with several commercial lending sources.

ITEM 2 EXHIBIT INDEX

     Exhibit A - Stock Purchase Agreement

     Exhibit B - Amendment to the Stock Purchase Agreement

     Exhibit C - License Agreement

     Exhibit D - Financials

EXHIBIT A
_________

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into on this 16th day of March, 1999, by and among RIGL CORPORATION, a Nevada corporation ("RIGL"), TELCO BILLING, INC., a Nevada corporation ("TBI"), ______________ and ____________________ (collectively "Shareholders").

                                    RECITALS

     WHEREAS, RIGL, a publicly traded corporation, is domiciled in the State of Nevada, having its principal place of business in Arizona, and is currently listed on the OTC Electronic Bulletin Board (the "OTC");

     WHEREAS, TBI, a private corporation, with a limited number of shareholders, is domiciled in the State of Nevada, having its principal place of business in Arizona.

     WHEREAS, RIGL desires to acquire the outstanding shares of TBI and Shareholders are desirous to have their shares acquired.

     NOW, THEREFORE, the parties having determined that it is in their respective best interests that RIGL purchase One Hundred Percent (100%) of the issued and outstanding capital stock of TBI from Shareholders, and in consideration of the mutual premises, covenants, and conditions herein contained the parties do hereby agree as follows:

ARTICLE I
PURCHASE TERMS

1.1 Stock Purchase. At the Closing (as defined in Section 1.6 below), Shareholders shall sell, and RIGL shall purchase, One Hundred Percent (100%) of the issued and outstanding capital stock of TBI (the "TBI Stock") for the consideration set forth in Section 1.2 below.

1.2 Purchase Price. The purchase price for the TBI Stock shall be Seventeen Million (17,000,000) shares of the common stock of RIGL, par value $.001 per share (the "Purchase Price"), upon the Closing. Prior to Closing, RIGL shall have taken all requisite action to have the Purchase Price validly authorized by its shareholders, so that the Purchase Price, when issued, will be deemed fully authorized, non-assessable, validly issued and outstanding shares of RIGL common stock. The Purchase Price, though validly authorized, will be considered investment shares and are subject to certain restrictions on sale and transfer as prescribed under the rules and regulations of the Securities and Exchange Commission ("SEC"). In as much, certificates representing the Purchase Price will bear a restricted legend as follows:

          "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless a compliance with the registration provisions of such act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act of 1933."

1.3 Outstanding Royalty Payment. RIGL acknowledges that certain Exclusive Licensing Agreement by and between TBI, as licensee, and Mathew & Markson, Ltd. ("Licensor") dated June 1, 1998 (the "License") granting TBI the exclusive, perpetual and worldwide right to use certain intellectual property owned by Licensor necessary to conducting the business of TBI. RIGL further acknowledges that the License provides for the acceleration of outstanding royalty payments upon a "change of control" of TBI, as defined in the License (the "Royalty Balance"). Upon the Closing, RIGL agrees to pay to Licensor the Royalty Balance in cash or other immediately available funds.

     1.3.1 In furtherance of RIGL's agreement to pay the Royalty Balance, within a reasonable time after the execution of this Agreement, RIGL shall open an escrow account (the "Escrow Account") with a mutually acceptable escrow agent. Within thirty (30) days of the execution of this Agreement, RIGL shall deposit in the Escrow Account one-half of the Royalty Balance in immediately available funds or such other proof acceptable to Shareholders that said funds are available ("30 Day Satisfactory Proof of Funds"). In the event that RIGL fails to deposit said funds or 30 Day Satisfactory Proof of Funds in the Escrow Account within thirty (30) days from the date hereof, then this Agreement is subject to cancellation by TBI and/or Shareholders upon written notice to RIGL. If RIGL deposits said amount in immediately available funds or 30 Day Satisfactory Proof of Funds in the Escrow Account within the thirty (30) day period, then RIGL shall have an additional thirty (30) days to deposit the balance of the Royalty Balance in the Escrow Account as set forth above. Provided that RIGL shall have deposited in the Escrow Account the Royalty Balance in immediately available funds or such other proof of the availability of funds acceptable to Shareholders ("60 Day Satisfactory Proof of Funds"), then this Agreement may not be canceled by TBI or Shareholders, except for a material breach of the covenants, terms and conditions set forth herein.

1.4     Shareholders Option.   Subsequent to Closing, the Shareholders, at
        their election, have the right to put shares back to RIGL under the terms as set forth in this paragraph:

     1.4.1 Initial Put Option the event RIGL has not attained a Five Percent (5%) market share for the products and services of TBI as of December 1, 1999, Shareholders shall have the collective right, but not the obligation, to require RIGL to purchase from Shareholders, in proportion to each Shareholders' pro-rata ownership of RIGL common stock, for cash any number of Shareholders' RIGL shares ("Initial $5,000,000 Put") not to exceed in the aggregate and collectively the sum of Five Million Dollars ($5,000,000) at a purchase price equal to eighty percent (80%) of the Last Trade prior to the time the $5,000,000 Put is exercised, provided that the purchase price shall at no time be less than One Dollar ($1.00) per share notwithstanding the Last Trade Price. This Initial $5,000,000 Put must be exercised, if at all, by Shareholders no later than the day upon which the Shareholders have the right to exercise the Subsequent Put Option (as defined in Section 1.4.2), upon written notice to RIGL or the Initial $5,000,000 Put shall automatically expire.

     1.4.2 Subsequent Put Option. In the event RIGL has not attained a Ten Percent (10%) market share for the products and services of TBI as of June 1, 2000, Shareholders shall have the collective right, but not the obligation, to require RIGL to purchase from Shareholders, in proportion to each Shareholders' pro-rata ownership of RIGL common stock, for cash any number of Shareholders' RIGL shares ("Subsequent $5,000,000 Put"), not to exceed in the aggregate and collectively the sum of Five Million Dollars ($5,000,000), at a purchase price equal to eighty percent (80%) of the Last Trade prior to the time the $5,000,000 Put is exercised, provided that the purchase price shall at no time be less than One Dollar ($1.00) per share notwithstanding the Last Trade Price. This Subsequent $5,000,000 Put must be exercised, if at all, by Shareholders no later six (6) months following the date upon which this Subsequent Put Option becomes effective, upon written notice to RIGL or the Subsequent $5,000,000 Put shall automatically expire.

     1.4.3 Payments on Put In the event Shareholders elect to exercise either or both the Initial $5,000,000 Put and the Subsequent $5,000,000 Put (the "Put Options"), in whole or in part, RIGL shall pay the applicable amounts due Shareholders, respectively, pursuant to such exercise(s) no later than thirty
               (30) days from the date RIGL receives written notice of such exercise(s).

     1.4.4 Public Offering Proceeds In the event RIGL shall undertake a public offering of its shares, at any time after the Closing, Shareholders shall be entitled to payment with respect to any outstanding Put Options at the closing of such offering out of an amount equal to Thirty-Five Percent (35%) of the net proceeds of such offering, not to exceed the aggregate remaining balance due on the Put Options or $10,000,000 whichever is less. Prior to undertaking any public offering, RIGL shall deliver a notice to Shareholders setting forth the number of shares to be offered and the net price anticipated to be received by RIGL.

1.5 Line of Credit. Within fourteen days (14) of the execution of this Agreement, RIGL shall obtain a written commitment from a leading lending institution establishing a line of credit for use by TBI up to $1,000,000 (the "Line of Credit"). The Line of Credit shall be secured by the receivables of TBI, which receivables will be assigned to RIGL on mutually acceptable terms as of the date of the execution of this Agreement. RIGL has informed TBI and Shareholders that a complete due diligence package on TBI will need to be in RIGL's possession in order to establish the Line of Credit and to secure the Royalty Balance. The due diligence package will need to contain accurate financial statements as of December 31, 1998, copies of all material contracts, including among other things the contracts with the Local Exchange Carriers which perform the billings for TBI, Articles of Incorporation, Bylaws, sufficient documentation supporting the accounts receivable and such other information as may be deemed necessary to fully understand the operations of TBI. In the event that this due diligence package is not available on the day of execution of this Agreement, then the fourteen (14) days contemplated hereunder shall not begin to run until the delivery of this information.

1.6 Closing. RIGL's purchase of TBI Stock shall take place at 2:00 p.m. on or before that date which is ninety (90) days from the date of the execution of this Agreement or thirty (30) days following approval of the RIGL shareholders, whichever shall first occur (the "Closing Date"). RIGL has informed Shareholders and Shareholders acknowledge that the RIGL shareholders must approve the transaction contemplated herein and that to acquire said approval a definitive Information Statement must be prepared and a Special Meeting of the RIGL shareholders must be called and held. The definitive Information Statement shall be filed on or before April 1, 1999. RIGL management believes that 90 days is sufficient time to acquire this approval and in all respects RIGL will use its best efforts to effect a purchase of the TBI Stock and the consummation of this Agreement. However, the definitive Information Statement is subject to review by the SEC which could delay the ability of RIGL to close the transaction on the Closing Date. In the event that RIGL has not received shareholder approval by the Closing Date, and provided that RIGL has and continues to diligently pursue approval, the Closing Date shall be extended to the second business day after said approval of RIGL's shareholders, but not beyond ten (10) days thereafter without the further written consent of TBI. The place of Closing shall be mutually agreed upon by the parties at least 24 hours prior to Closing.

1.7 Delivery of Certificates. At the Closing, Shareholders shall deliver to RIGL certificates (duly endorsed for transfer to RIGL) for the TBI Stock, free and clear of any liens, security interests or other encumbrances. RIGL shall have no obligation to either register any or all of the Purchase Price or provide a public or private market for such shares or any shares acquired by virtue of the exercise of any option granted to Shareholder, except for the registration rights set forth in Section 1.10 below.

1.8 Structure as of the Closing. Effective as of the Closing, TBI shall be a wholly-owned subsidiary of RIGL.

1.9 Registration Rights. Following the Closing, and in the event that RIGL shall undertake a registration of any of its shares of stock for any reason whatsoever, then Shareholders shall be entitled to piggy-back up to Twenty-Five Percent (25%) of its shares then held in said registration without registration or other costs and expenses except for the payment of brokerage commissions for shares sold by the Shareholders. Prior to any registration of any portion of the Purchase Price, RIGL shall deliver a notice to Shareholders setting forth the purpose of the registration of shares, and the number of shares being registered.

1.10 Further Assurances. If, at any time after the date hereof, RIGL shall be advised that any further assignments or assurances or any other acts or things are necessary or desirable to vest, perfect, confirm or record, in or to RIGL the title to the TBI Stock, TBI and/or Shareholders shall execute and deliver all such assignments, deeds, endorsements and assurances, and do such other reasonable things as may be requested by the Board of Directors of RIGL as are necessary or proper to vest, perfect or confirm title to the TBI Stock, and otherwise carry out the purposes of this Agreement.


                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF RIGL

        RIGL hereby represents and warrants to Shareholders as follows:

2.1 Organization and Qualification. RIGL is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power to carry on its business as now conducted and presently proposed to be conducted.

2.2 Authority Relative to This Agreement. RIGL has the requisite corporate power and authority to enter into this Agreement to carry out its obligations hereunder. The execution and delivery of this Agreement by RIGL and the consummation by RIGL of the transactions contemplated hereby have been duly authorized by the Board of Directors of RIGL, and no other corporate proceedings on the part of RIGL are necessary to authorize this Agreement and such transactions, except the approval of the shareholders of RIGL pursuant to Section
        6.3.3 below. This Agreement has been duly executed and delivered by RIGL and constitutes a valid and binding obligation of RIGL, enforceable in accordance with its terms.

2.3 Consents and Approvals; No Violation. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not violate, conflict with or result in a default under any provision of:

     2.3.1     RIGL's Articles of Incorporation or Bylaws;

     2.3.2 any agreement, arrangement or understanding to which RIGL is a party;

     2.3.3     any license, franchise or permit to which RIGL is a party; or

     2.3.4 any law, regulation, order, judgment or decree, which would be violated or breached, or in respect of which a right of termination or acceleration or any encumbrance on any of RIGL's assets would be created, other than any such breaches or violations that will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of RIGL and its subsidiaries, taken as a whole.

     2.3.5 Other than in connection with or in compliance with the corporation laws of the States of Nevada and Arizona, and the rules and regulations of the NASD, or U.S. Securities Laws or Blue Sky Laws, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of RIGL for the consummation by RIGL of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of RIGL and its subsidiaries, taken as a whole.

2.4 Capitalization of RIGL. The authorized equity capitalization of RIGL consists of 50,000,000 shares of RIGL common stock, $.001 par value per share and 15,000,000 shares of preferred stock. The current number of shares issued and outstanding and issuable under options, warrants, conversion privileges or other rights, agreements, arrangements or commitments are set forth on Exhibit "A" attached hereto, and incorporated herein by reference.

2.5 SEC Filings. RIGL has previously delivered to Shareholders copies of all reports filed by RIGL with the SEC since September 30, 1998, which constitute all reports required to be filed by RIGL with the SEC since such date. As of their respective dates, the documents and reports referred to above did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of RIGL included in such documents and reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects according to generally accepted accounting principles, the financial position of RIGL as of the date thereof and the results of its operations and its cash flows for the period then ended, in the case of the unaudited interim financial statements subject to normal year-end audit adjustments and the absence of complete footnote disclosures all required SEC reports since September 30, 1998 have been timely filed.

2.6 Absence of Undisclosed Liabilities. RIGL does not have any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions heretofore entered into, or any action or inaction, or any state of facts existing, including taxes with respect to or based upon transactions or events heretofore occurring, except:

     2.6.1 obligations under contracts or commitments (but not liabilities for breaches thereof);

     2.6.2 liabilities or reserves reflected on the consolidated balance sheet dated September 30, 1998 (the "Balance Sheet");

     2.6.3 liabilities which have arisen after the date of the Balance Sheet in the ordinary course of business (none of which is an uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit);

     2.6.4 liabilities otherwise specifically disclosed in the documents and reports described in Section 2.5 hereof; and

     2.6.5     liabilities incurred for financings related to this Agreement.

2.7 No Material Adverse Change. Since September 30, 1998, there has been no material adverse change in the assets, financial condition, operating results, customer, distributor, employee or supplier relations or business condition of RIGL.

2.8 Compliance With Laws; Permits; Certain Operations. RIGL, and its respective officers, directors, agents and employees have complied in all material respects with all applicable laws and regulations which affect the businesses or any owned or leased properties of RIGL and to which RIGL may be subject, and no claims have been filed against RIGL alleging a violation of any such laws or regulations, except as described in the documents and reports identified in Section 2.5 above. RIGL has not authorized, given or agreed to give any money, gift or similar benefit (other than incidental gifts of nominal value) to any actual or potential distributor, customer, supplier, governmental employee or any other person in a position to assist or hinder RIGL in connection with any actual or proposed transaction. RIGL holds all of the material permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of its business or the ownership or leasing of their respective properties. In particular, but without limiting the generality of the foregoing, RIGL has not in any material respect violated, or received a written notice or charge asserting any violation of, any laws pertaining to occupational health or safety or the environment (including rules and regulations thereunder).

2.9 Disclosure. Neither this Agreement nor any of the documents delivered hereunder by RIGL contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to Shareholders of which any officer or director of RIGL is aware which materially affects adversely or could reasonably be anticipated to materially affect the business, including operating results, assets, customer, distributor, supplier or employee relations, or business condition, of RIGL.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

        Shareholders represent and warrant to RIGL that:

3.1 Organization and Qualification. TBI is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of TBI's Articles of Incorporation and Bylaws which have been furnished by TBI to RIGL prior to the date of this Agreement reflect all amendments made thereto and are correct and complete. TBI is qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified, other than where the failure to so qualify will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of TBI.

3.2 Authority Relative to This Agreement. Shareholders have the full power and authority to execute and deliver this Agreement and to carry out its respective obligations hereunder. The execution and delivery of this Agreement by Shareholders and the consummation of the transactions contemplated hereby have been duly authorized by Shareholders, and no other proceedings are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Shareholders and constitutes a valid and binding obligation of Shareholders, enforceable against Shareholders in accordance with its terms.

3.3 Consents and Approvals; No Violation. Except as disclosed under the caption "Consents and Approvals" in the disclosure from TBI to RIGL of even date herewith (the "Disclosure Letter"), the execution, and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or result in a default under any provision of:

     3.3.1     TBI's Articles of Incorporation or Bylaws;

     3.3.2 any agreement, arrangement or understanding to which TBI is a party;

     3.3.3     any license, franchise or permit to which TBI is a party; or

     3.3.4 any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of TBI's assets would be created, other than any such breaches or violations that will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of TBI. Other than in connection with or in compliance with the corporation laws of its state of incorporation, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of TBI or Shareholders to allow Shareholders to consummate the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of TBI.

3.4 Capitalization. The authorized equity capitalization of TBI consists of 25,000 shares of TBI Stock. As of the date hereof, 2,000 shares of the TBI Stock are issued and outstanding, all of which shares are validly issued, fully paid and non-assessable; and owned beneficially and of record by Shareholders. Except as disclosed under the caption "Capitalization" in the Disclosure Letter, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating TBI to issue or sell any shares of capital stock of TBI or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of TBI, nor are there any stock appreciation, phantom or similar rights outstanding based upon the book value or any other attribute of TBI (collectively, "TBI Options"). Other than as set forth in this Agreement, Shareholders are not entitled to any preemptive, registration or other similar rights. At or prior to the Closing, all TBI Options will be repurchased, satisfied or otherwise canceled or terminated without payment of any sum, or the incurrence of any liability for future payment of any sum, by TBI. As of the Closing, RIGL will own of record and beneficially the TBI Stock, free and clear of all liens, security interests or other encumbrances, shareholder agreements or voting trusts, and there will not be outstanding any subscriptions, warrants, options or rights to which any person is or may be entitled to purchase or otherwise acquire any capital stock of TBI.

3.5 No Subsidiaries. Except as otherwise disclosed in the Disclosure Letter under the caption "Subsidiaries", TBI does not directly or indirectly have any material investment in any other corporation, partnership, joint venture or other business association or entity, and is not subject to any obligation or requirement to provide for or to make any investment (by loan, capital contribution or otherwise) in any entity.

3.6 Financial Statements. Shareholders have caused to be delivered to RIGL the following financial statements of TBI:

     3.6.1     unaudited balance sheets at December 31, 1998; and

     3.6.2 unaudited statements of income, retained earnings and cash flows for the year ended December 31, 1998. The foregoing financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of TBI as of the dates thereof and the results of its operations and its cash flows for the periods then ended. TBI's unaudited balance sheet as of December 31, 1998 and TBI's unaudited statements of income, retained earnings and cash flows for the year ended December 31, 1998 are hereinafter collectively referred to as the "December 31, 1998 Financial Statements."

3.7 Absence of Undisclosed Liabilities. TBI does not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions heretofore entered into, or any action or inaction, or any state of facts existing, including taxes with respect to or based upon transactions or events heretofore occurring, except

     3.7.1 obligations under contracts or commitments described in the Disclosure Letter under the caption "Contracts", or under contracts or commitments which are not required to be disclosed thereunder (but not liabilities for breaches thereof);

     3.7.2 liabilities or reserves reflected on the balance sheet included in the December 31, 1998 Financial Statements;

     3.7.3 liabilities which have arisen after the date of the balance sheet included in the December 31, 1998 Financial Statements in the ordinary course of business (none of which is an uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), and

     3.7.4 liabilities otherwise specifically disclosed in this Agreement or in the Disclosure Letter.

3.8 No Material Adverse Change. Since December 31, 1998, there has been no material adverse change in the financial condition, properties, business, operations, results of operations, or customer, distributor, sales representative, employee or supplier relations, of TBI.

3.9 Absence of Certain Developments. Except as set forth under the caption "Developments" in the Disclosure Letter, since December 31, 1998, TBI has not:

     3.9.1 Redeemed or purchased, directly or indirectly, any shares of its capital stock, or declared or paid any dividends or distributions with respect to any shares of its capital stock.

     3.9.2 Other than upon the repurchase or other satisfaction of the TBI Options pursuant to Section 3.4, issued or sold any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities.

     3.9.3 Borrowed any amount or incurred or become subject to any material liability, except current liabilities incurred in the ordinary course of business.

     3.9.4 Discharged or satisfied any material lien or encumbrance or paid any material liability, other than current liabilities paid in the ordinary course of business.

     3.9.5 Mortgaged, pledged or subjected to any lien, charge or other encumbrance, any of its assets with a fair market value in excess of $10,000, except liens for current property taxes not yet due and payable.

     3.9.6 Sold, assigned or transferred (including without limitation transfers to any employees, shareholder or affiliates of TBI) any tangible assets in excess of $10,000, except in the ordinary course of business, or canceled any debts or claims in excess of $10,000.

     3.9.7 Sold, assigned or transferred (including without limitation transfers to any employees, shareholder or affiliates of TBI) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, except in the ordinary course of business, or disclosed any proprietary confidential information to any person other than RIGL or employees or agents of TBI.

     3.9.8 Suffered any extraordinary loss or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice.

     3.9.9 Taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any Insider (as defined in Section 3.21), in each case involving in excess of $10,000.

     3.9.10 Suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance.

     3.9.11 Other than in the ordinary course of business and consistent with past practice, made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee who earns more than $25,000 per year, group of employees or consultant, or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement.

     3.9.12 Paid, accrued or agreed to pay in the future any sum under TBI's profitsharing plan.

     3.9.13 Made any capital expenditures or commitments therefor that in the aggregate exceeded $50,000.

     3.9.14 Made any loans or advances to, or guarantees for the benefit of, any persons that in the aggregate exceeded $10,000.

     3.9.15 Made charitable contributions or pledges which in the aggregate exceeded $10,000.

3.10 Title to Properties. TBI owns good and marketable title to the tangible properties and tangible assets reflected on the balance sheet included in the December 31, 1998 Financial Statements or acquired since the date thereof, free and clear of all liens and encumbrances, except for

     3.10.1     liens for current taxes not yet due and payable,

     3.10.2 liens set forth under the caption "Real Estate" in the Disclosure Letter, and

     3.10.3 the properties subject to the leases set forth under the caption "Leases" in the Disclosure Letter.

3.11 Accounts Receivable. To the best of TBI's knowledge and belief, TBI's notes and accounts receivable recorded on the balance sheet included in the December 31, 1998 Financial Statements and those arising since the date thereof are valid receivables and are collectible in accordance with their terms, net of the reserves recorded on such balance sheet or thereafter, subject to no valid counterclaims or setoffs. All reserves for notes and accounts receivable are established in accordance with generally accepted accounting principles applied consistently with prior periods.

3.12 Inventories. Except as set forth under the caption "Inventory" in the Disclosure Letter, the inventories of TBI recorded on the balance sheet included in the December 31, 1998 Financial Statements, and the inventory created or purchased since the date thereof, consists of a quantity and quality usable and salable in the ordinary course of business, net of the reserves recorded on the balance sheet or thereafter, is not slow-moving as determined in accordance with past practices, obsolete or damaged, and is not defective. All reserves for inventory were established in accordance with generally accepted accounting principles applied consistently with prior periods.

3.13 Tax Matters. Except as set forth under the caption "Tax Matters" in the Disclosure Letter, TBI has filed all federal, foreign, state, county and local income, excise, property, sales and other tax returns which are required to be filed by it, and all such returns are true and correct in all material respects; all taxes due and payable by TBI has been paid; the liability for taxes on the balance sheet included in the December 31, 1998 Financial Statements fully reflects TBI's obligations for taxes as of such date, and TBI's provisions for taxes in such balance sheet are sufficient for all accrued and unpaid taxes as of the date of such balance sheet; TBI has paid all taxes due and payable or which it is obligated to withhold from amounts owing to any employee, creditor, independent contractor, shareholder or other third party; TBI has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes for periods for which returns have been filed is not expected; and there are no unresolved questions or claims concerning the tax liability of TBI. TBI has not made an election under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). No claim has ever been made by an authority in a jurisdiction where TBI did not file tax returns that they are or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of TBI that arose in connection with any failure (or alleged failure) to pay any tax. TBI has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code
        Section 6662.

3.14     Contracts and Commitments.

     3.14.1 Except as set forth under the caption "Contracts" in the Disclosure Letter, TBI is not a party to any (i) collective bargaining agreement or contract with any labor union, (ii) bonus, pension, profit sharing, retirement, or other form of deferred compensation plan, (iii) hospitalization insurance or similar plan or practice, whether formal or informal, (iv) contract for the employment of any officer, individual employee, or other person on a full time or consulting basis or relative to severance pay for any such person, (v) agreement or indenture relating to the borrowing of money in excess of $10,000 or to mortgaging, pledging or otherwise placing a lien on any of the assets of TBI, (vi) guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection, (vii) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal, with aggregate remaining rental payments in excess of $10,000,
                (viii) contract or group of related contracts with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $25,000, (ix) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $25,000,
                (x) other contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, other than contracts terminable by it on thirty days' or less notice without penalty or involving less than $25,000, (xi) contract which prohibits TBI from freely engaging in business anywhere in the world, (xii) sales representative or distribution agreement, or any other contract relating to the sale or distribution of TBI's products, (xiii) contract, agreement or understanding with any Insider, (xiv) license agreement or other agreement providing for the payment or receipt of royalties or other compensation by or to TBI, or (xv) other agreement material to TBI's business or not entered into in the ordinary course of business.

     3.14.2 Except as specifically disclosed under the caption "Contracts" in the Disclosure Letter, (i) to the knowledge of Shareholders, no contract or commitment required to be disclosed under such caption has been breached or canceled by the other party, (ii) since December 31, 1998, no customer or supplier (except for InfoSpace) has notified TBI that it will stop or materially decrease the rate of business done with TBI, except for changes in the ordinary course of TBI's business, (iii) TBI has performed in all material respects all obligations required to be performed by it in connection with the contracts or commitments required to be disclosed under such caption and is not in receipt of any written claim of default under any contract or commitment required to be disclosed under such caption, and (iv) TBI has no present expectation or intention of not fully performing any obligation pursuant to any contract or commitment set forth under such caption.

     3.14.3 Prior to the date of this Agreement, RIGL has been supplied with a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, referred to under the caption "Contracts" in the Disclosure Letter, together with all amendments, waivers or other changes thereto.

3.15     Proprietary Rights.

     3.15.1 Except as set forth under the caption "Proprietary Rights" in the Disclosure Letter, there are no patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, trade secrets or other proprietary rights owned by TBI or necessary to the conduct of TBI's business as now conducted. TBI owns and possesses all rights, titles and interest, or a valid license, in and to the proprietary rights set forth under such caption.

     3.15.2 The Disclosure Letter describes under such caption all Proprietary Rights which have been licensed to third parties and those Proprietary Rights which are licensed from third parties. TBI has taken all necessary action to protect the proprietary rights set forth under such caption. TBI has not received any written notice of, nor are Shareholders aware of any facts which indicate a probable likelihood of, any infringement, misappropriation, or conflict from any third party with respect to TBI's proprietary rights; TBI has not infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties, nor are Shareholders aware of any infringement, misappropriation or conflict which will occur in the continued operation of TBI; and no written claim by any third party contesting the validity of any proprietary rights listed under such caption has been made, is currently outstanding, or, to the knowledge of Shareholders, is threatened.

3.16 Litigation. Except as set forth under the caption "Litigation" in the Disclosure Letter, there are no actions, suits, proceedings, orders or investigations pending or, to the knowledge of Shareholders, threatened against TBI, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no material basis known to Shareholders for any of the foregoing.

3.17 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of TBI or Shareholders.

3.18 Employment Matters. TBI has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. TBI has no material labor relations problems pending, its labor relations are satisfactory and no key executive employee of TBI and no group of TBI's employees have notified TBI of any plans to terminate his or its employment.

3.19     Employee Benefit Plans.

     3.19.1 With respect to all employees and former employees of TBI, except as set forth under the caption "Employee Benefits" in the Disclosure Letter, TBI does not presently maintain, contribute to or have any liability (including current or potential multi-employer plan withdrawal liability) under any
                (i) non-qualified deferred compensation or retirement plan or arrangement which is an "employee pension benefit plan" as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),
                (ii) qualified defined contribution retirement plan or arrangement which is an employee pension benefit plan, (iii) qualified defined benefit pension plan or arrangement which is an employee pension benefit plan, (iv) "multi-employer plan" as such term is defined in Section 3(37) of ERISA, (v) unfunded or funded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees which is an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA, (vi) profit-sharing or other similar plan, or (vii) any other employee welfare benefit plan.

     3.19.2 With respect to each of the employee benefit plans listed in the Disclosure Letter, Shareholders have furnished to RIGL true and complete copies of (i) the plan documents and summary plan description, (ii) the most recent determination letter received from the Internal Revenue Service, (iii) the latest actuarial valuation, (iv) the latest financial statement, (v)
               the last Form 5500 Annual Report, and (vi) all related trust agreements, insurance contracts or other funding agreements which implement such employee benefit plan. Neither TBI nor any of its directors, officers, employees or any other "fiduciary", as such term is defined in Section 3(21) of ERISA, has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such plans.

     3.19.3 With respect to the insurance contracts or funding agreements which implement any of the employee benefit plans listed in the Disclosure Letter, such insurance contracts or funding agreements are fully insured or the reserves under such contracts are sufficient to pay claims incurred.

3.20 Insurance. The Disclosure Letter, under the caption "Insurance", lists and briefly describes each insurance policy maintained by TBI with respect to its properties and assets and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and TBI is not in default in any material respect with respect to its obligations under any of such insurance policies. The insurance coverage of TBI is customary for corporations of similar size engaged in similar lines of businesses.

3.21 Affiliate Transactions. Except as set forth under the caption "Affiliate Transactions" in the Disclosure Letter, no holder of 5% or more of any class of stock of TBI, officer or director of TBI or, to Shareholders' knowledge, any member of the immediate family of Shareholders, officer or director, or, to Shareholders' knowledge, any entity in which any of such persons owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), has any agreement with TBI (other than at-will employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of TBI. For purposes of the preceding sentence, the members of the immediate family of Shareholders, officer or director consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of Shareholders, officer or director.

3.22 Customers and Suppliers. The Disclosure Letter, under the caption "Customers and Suppliers," lists the 10 largest customers and 10 largest suppliers of TBI for 1998, and sets forth opposite the name of each such customer and supplier the approximate percentage of net sales or purchases, as the case may be, attributable to such customer or supplier. The Disclosure Letter also sets forth the forecast of the 10 largest customers and suppliers for 1999.

3.23 Officers and Directors; Bank Accounts. The Disclosure Letter, under the caption "Officers and Directors," lists all officers and directors of TBI, all of TBI's bank accounts, and each authorized signer on such accounts.

3.24 Compliance with Laws; Permits; Certain Operations. TBI and its officers, directors, agents and employees have complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the businesses or any owned or leased properties of TBI and to which TBI may be subject, and no claims have been filed against TBI alleging a violation of any such laws or regulations, except as set forth in the Disclosure Letter under the caption "Compliance." TBI has not authorized, given or agreed to give any money, gift or similar benefit (other than incidental gifts of articles of nominal value) to any actual or potential distributor, customer, supplier, governmental employee or any other person in a position to assist or hinder TBI in connection with any actual or proposed transaction. TBI holds all of the material permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conducts of its business or the ownership or leasing of its property. In particular, but without limiting the generality of the foregoing, TBI has not in any material respect violated, or received a written notice or charge asserting any violation of, any laws pertaining to occupational health or safety or the environment (including rules and regulations thereunder).

3.25 Year 2000 Issue. TBI's data systems are functionally operable to handle four digit date fields and the Year 2000 issue will not materially affect future financial results, or cause reported financial information to necessarily be inherently unreliable as a result of the Year 2000 issue. With regard to TBI's proprietary software, TBI has undertaken to test its application(s) which revealed that no modifications or replacements to significant portions of its software will be required in order for the software to run properly after December 31, 1999. TBI has determined that it has no material exposure to contingencies related to the Year 2000 issue.

3.26 Disclosure. Neither this Agreement, nor any other documents delivered hereunder by Shareholders nor the Disclosure Letter contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which the were made, not misleading, and there is no fact which has not been disclosed to RIGL of which Shareholders are aware which materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including operating results, assets, customer, distributor, supplier or employee relations, and business operations, of TBI.

                                   ARTICLE IV
                      CONDUCT OF BUSINESS PRIOR TO THE CLOSING

4.1 Conduct of Business Prior to the Closing. Prior to the Closing, unless RIGL has otherwise consented (such consent shall not be withheld unreasonably), or as otherwise provided herein, Shareholders shall cause TBI to take the following actions:

     4.1.1 TBI shall continue to conduct operations in the ordinary and usual course of business, and maintain their facilities in their current condition.

     4.1.2 TBI shall refrain from: (A) issuing, selling, pledging, disposing of or encumbering (i) any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock, or
               (ii) any of its assets, except in the ordinary course of business; (B) amending or proposing to amend its Articles of Incorporation or Bylaws; (C) splitting, combining or reclassifying any outstanding shares of TBI's common stock, or declaring or paying any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of TBI's common stock; (D) redeeming, purchasing or acquiring or offering to acquire any shares of TBI's common stock; (E) acquiring (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (F) incurring any indebtedness for borrowed money or issuing any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice; (G) making any payment under promissory notes to any employee of TBI, or (H) entering into or proposing to enter into or modifying or proposing to modify in any material respect any material agreement, arrangement or understanding with respect to any of the matters set forth in this Section 4.1.2.

     4.1.3 Except in the ordinary course and consistent with past practice, TBI shall refrain from entering into or modifying any employment, severance or similar agreements or arrangements with, or granting any bonuses, salary increases, severance or termination pay to, any officers, directors, employees or consultants.

     4.1.4 Except as required by law, TBI shall refrain from adopting or amending any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any director.

     4.1.5 TBI will use its best efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage substantially equal to the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

     4.1.6 TBI shall use its reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it; confer on a regular and frequent basis with representatives of RIGL and report operational matters and the general status of ongoing operations to RIGL; refrain from taking any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at, or at any time prior to, the Closing Date; after discovery by TBI, notify RIGL of any emergency or other change in the normal course of its business or in the operation of its property and of any governmental or third party complaints, investigations or hearings known to TBI (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of TBI or Shareholders' ability to consummate the transactions contemplated by this Agreement; and notify RIGL if Shareholders discover that any representation or warranty made by them in this Agreement was when made, or has subsequently become, untrue in any material respect.

                                   ARTICLE V
                           ADDITIONAL AGREEMENTS

5.1 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary filings.

5.2 Notification of Certain Matters. Each party will give prompt written notice to the others of (a) the occurrence or failure to occur of any event, which occurrence or failure has caused, will cause or is likely to cause any representation or warranty on its part contained in this Agreement to be untrue or inaccurate in any material respect at, or at any time prior to, the Closing Date, and (b) any material failure of such party, or any officer, director, shareholder, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

5.3 Director and Officer Indemnification; Liability Insurance. RIGL agrees that it will cause TBI to maintain in effect, for a period of at least two years following the Closing Date, the rights to indemnification existing as of the Closing Date under TBI's Bylaws in favor of its directors and officers and, for a period of two years following the Closing Date, liability insurance for TBI's officers and directors substantially equivalent to that maintained by RIGL for its officers and directors. Any determination required to be made with respect to whether an indemnified party's conduct complies with the standards set forth under the Bylaws or applicable liability insurance policies will be made by independent counsel selected by RIGL and TBI, which said person shall be a retired Superior Court Judge.

5.4 Access to Information; Confidentiality. At all times from the date hereof to the Closing Date: (a) RIGL shall afford the officers, employees, accountants, counsel and other representatives of Shareholders access to all of the properties, books, contracts, commitments and records of RIGL; and (b) Shareholders shall cause TBI to afford the officers, employees, accountants, counsel and other representatives of RIGL access to all of the properties, books, contracts, commitments and records of TBI. Further, at all times from the date hereof to the Closing Date, RIGL on the one hand, and Shareholders and TBI on the other hand, shall promptly furnish to the other (i) a copy of each report, schedule, registration statement or other document filed or received by it during such period pursuant to the requirements of applicable securities laws, and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party and will not use such information other than to evaluate the other party in conjunction with the transactions contemplated by this Agreement. Additionally, in the event of termination of this Agreement for any reason, each party (x) will promptly return all nonpublic documents obtained from the other party, and (y) will refrain from the use or disclosure of any such confidential information provided hereunder. Subject to the limitations above, in the event of a termination of this Agreement for any reason, each party shall be precluded from developing or offering products or services competitive with those of the other parties for a period of one year following such termination, within the continental United States of America.

                                   ARTICLE VI
                                    CLOSING

6.1 Conditions of Each Party to Effect the Closing. The respective obligations of each party to perform at the Closing shall be subject to the fulfillment at or prior to the Closing of the following conditions:

     6.1.1 Shareholders and RIGL shall have obtained all consents and approvals necessary to the consummation of this Agreement and the transactions contemplated hereby.

     6.1.2 There shall be no action, proceeding or pending or actual litigation to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement.

     6.1.3 No party hereto will have terminated this Agreement as permitted herein.

6.2 Additional Conditions to Obligations of Shareholders. Shareholders' obligation to perform at the Closing is also subject to satisfaction of the following condition: The representations and warranties of RIGL set forth in ARTICLE III will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date, and RIGL will in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing.

     6.2.1 There will have been no material adverse change in the financial condition, liabilities, operation results, business prospects, assets, or employee customer, licensor or supplier relations of TBI, and there will have been no damage, destruction or loss, individually or in the aggregate, which materially and adversely affects the properties, assets or business of TBI (whether or not covered by insurance).

6.3 Additional Conditions to Obligations of RIGL. RIGL's obligations to perform at the Closing are also subject to satisfactions of each of the following conditions:

     6.3.1 Each of the representations and warranties of Shareholders contained in this Agreement will be true and correct as of the Closing Date as if made at and as of the Closing Date, and Shareholders will in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Closing.

     6.3.2 There will have been no material adverse change in the financial condition, liabilities, operating results, business prospects, assets, or employee, customer, licensor or supplier relations of TBI, and there will have been no damage, destruction or loss, individually or in the aggregate, which materially and adversely affects the properties, assets or business of TBI (whether or not covered by insurance).

     6.3.3 The shareholders of RIGL shall have approved the transaction contemplated herein pursuant to a special shareholders meeting to be called by the Board of Directors of RIGL at the earliest time permissible under Nevada law.


                                    ARTICLE VII
                                     REMEDIES

7.1 Termination. In the event of any breach of the terms, conditions, representations and/or warranties by either of the parties hereto, the non-breaching party shall provide written notice to the breaching party setting forth the breach. If such breach is not cured within fifteen (15) days of receipt of such written notice by the breaching party, the non-breaching party shall have the right to terminate the Agreement and pursue any and all remedies available to it in law or in equity.

7.2 Costs and Fees. If either party hereto breaches any term of this Agreement, the breaching party agrees to pay the reasonable investigation costs, costs of tests and analysis, travel and accommodation expenses, deposition and trial transcript copies, court costs and other costs and expenses incurred by the non-breaching party in enforcing this Agreement or preparing for legal or other proceedings, whether or not instituted, but only to the extent that the costs and expenses were reasonably required for the services rendered and all charges therefore were paid or incurred in good faith. The reasonable value of all in-house counsel time spent as a result of outside counsel. If any legal or other proceedings are instituted, the party prevailing in any such proceeding shall be paid all of the aforementioned costs, expenses and fees by the other party, and if any judgment is secured by such prevailing party, all such costs, expenses, and fees shall be included in such judgment, attorneys' fees to be set by the court and not by the jury.

7.3 Waiver. Excuse or waiver of the performance by the other party of any obligation under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by any of the parties hereto of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

                                  ARTICLE VIII
                                 MISCELLANEOUS

8.1 Publicity. All press releases and other public announcements regarding this Agreement and the transactions contemplated hereby will be approved by RIGL unless otherwise required by law, in which event each party will use best efforts to enable the other party to review, prior to dissemination, the form and substance of such announcements.

8.2 Entire Agreement; Amendments; Further Assurances. This Agreement, including any documents delivered hereunder or ancillary hereto, constitutes the entire agreement of the parties pertaining to the subject matter hereof and supersedes all prior agreements or understandings of the parties. This Agreement may only be amended by a writing signed by all of the parties hereto, but any party hereto can waive any right, condition or agreement of which it is entitled to avail itself, but any such waiver will apply only to the circumstances involved and only if it is in writing. Each party agrees to execute and deliver any other documents and take any other actions necessary to carry out the terms of this Agreement and to consummate the transactions contemplated herein.

8.3 Successors. Neither this Agreement nor any right, remedy, obligation or liability hereunder may be assigned by any party without the prior written consent of the other parties, except that the rights and obligations of any party who is an individual may pass to his estate upon his death. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or if delivered by facsimile (in the latter case, with a copy delivered by first class mail as described below), the next business day if by express mail (overnight delivery) or three days after being sent by registered or certified mail, return receipt requested, postage prepaid:

       If to RIGL:      RIGL Corporation
                        4840 E. Jasmine Street, Suite 105
                        Mesa, Arizona  85205
                        Attention: William D. O'Neal, Esq., General Counsel
                        Facsimile:  (602) 654-9727

      If to TBI:        Telco Billing, Inc.
                        9420 E. Doubletree Ranch Road, Suite C-102
                        Scottsdale, Arizona 85258-5508
                        Attention: Joseph Carlson, President
                        Facsimile: 1-800-305-1515

      With a Copy to:   Burton M. Bentley, Esq.
                        7878 North 16th Street, Suite 110
                        Phoenix, Arizona 85020
                        Facsimile: 1-602-861-3230

or at such other address for a party as shall be specified by notice hereunder.

8.5 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to conflict of law principles; provided, however, that all matters pertaining exclusively to the corporate governance of a party will be governed by the laws of the state or province of its incorporation. In the event that any provision hereof is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement, the remaining provisions shall be construed to preserve the intent and purposes of this Agreement and the parties will negotiate in good faith to modify the provision, covenant, term or restriction held to be invalid, void or illegal to preserve each party's anticipated benefits under this Agreement.

8.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

8.7 Interpretation. This Agreement has been prepared and negotiations in connection herewith have been carried on by the joint efforts of the parties hereto and their respective counsel. This Agreement is to be construed fairly and not strictly for or against any of the parties hereto. The Articles and Section headings contained in this Agreement are for convenience of reference only, and shall not effect the meaning or interpretation of any provision hereof. As used in this Agreement, the masculine, feminine and neuter genders will be deemed to include the others if the context requires.

8.8 Disclosure Generally. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant, or agreement contained herein. The inclusion of any information in any written disclosure provided hereunder shall not be deemed to be an admission or acknowledgment by a party, in and of itself, that such information is material to or outside of the ordinary course of the business of such party. Any written information provided by TBI hereunder shall be divided into paragraphs corresponding to the sections of this Agreement. TBI's written information shall constitute disclosure for purposes of all other paragraphs thereof.

8.9 Survival of Representations and Warranties. The representations and warranties of the parties shall survive the Closing for a period of 12 months from the Closing Date.

8.10 Fees and Expenses. The parties shall bear their own fees and expenses in connection with this Agreement.

DATED on March 16, 1999.

                              RIGL:

                              RIGL CORPORATION, a Nevada corporation


                              By: _______/s/_________
                                   KEVIN JONES
                                   Its: President


                              TBI:

                              TELCO BILLING, INC., an Arizona corporation


                              By: _______/s/__________
                                   JOSEPH CARLSON
                                   Its: President


                              SHAREHOLDERS:

                              Morris & Miller, Ltd.

                              By: _______/s/__________


                                  DENNIS MILLER
                                   Its: President


                              Mathew & Markson, Ltd.

                              By: _______/s/__________
                                  WILLIAM C. COOPER
                                   Its: President


EXHIBIT "A"

RIGL WARRANTS AND OPTIONS

     1. Effective October 22, 1997, warrants were issued to existing stockholders to acquire 2,666,920 Common Stock at a price of $2.00 per share and 750,000 Common Stock at a price of $2.30 per share. The warrants expire on October 30, 1999. RIGL granted certain of its executive officers and other individuals to purchase shares of RIGL's Common Stock. At September 30, 1998, options to purchase 1,125,474 shares of Common Stock were outstanding.

     2. There is currently 2.5million shares of Class B Series Preferred Stock authorized and 2.1 million shares issued.

                     AMENDMENT TO THE STOCK PURCHASE AGREEMENT.

The amendment to Stock Purchase Agreement ("Amendment") is made and entered into on the16th day of March, 1999, by and among RIGL Corporation, a Nevada corporation ("RIGL"), Telco Billing, Inc. a Nevada corporation ("TBI") Morris & Miller, Ltd and Mathew & Markson, Ltd. (collectively "Shareholders").

                                    RECITALS

     A. On or about march 16, 1999, a certain Stock Purchase Agreement (Agreement") was executed by the parties above named, which said Agreement is still in full force and effect as TBI and the Shareholders have elected not to declare a default, but the parties hereto acknowledge that RIGL is in substantial and material default pursuant to the terms and conditions of said Agreement in that RIGL has not complied with the provisions of paragraph 1.3.1 of said Agreement.

     B. RIGL has requested that the time for performance pursuant to paragraph 1.3.1 of said agreement shall be extended in the manner hereinafter set forth.

     C. TBI and the shareholders have agreed to extend the time for performance under paragraphs 1.3.1 of said Agreement subject to and in conformance with the provisions of this Amendment, and not otherwise, but only upon the condition that RIGL shall pay to Mathew & Markson, one of the Shareholders, an "Extension Fee" in the sum of $2,000,000 as hereinafter provided, none of which shall be refundable.

     D. Except for the revisions, amendments and additions effected by this Amendment, the said Agreement shall be deemed to be in full force and effect according to its terms, as amended.

     Now therefore in consideration of the mutual promises of parties' and other valuable consideration, it is agreed as follows:

     1. Recitals. Each and all of the Recitals is hereby represented by the parties hereto to be true and accurate as of the date hereof, and said Recitals are hereby incorporated fully into this Amendment.

     2. Extension Fee. RIGL is hereby granted an extension of time, up to but not past 5:00 p.m. on the 16th day of July, 1999, ("Extension Date") in which to pay the Royalty Balance of $5,000,000.00 provided for in said Agreement subject to the following:

a) Concurrently with the execution of this Agreement, RIGL shall pay to Mathew & Markson in cash, cashier's check drawn on a Phoenix, Arizona bank, or by wire transfer to Mathew & Markson pursuant to wiring instructions, the sum of one million dollars ($1,000,000.00) as and for an Extension Fee which extends to RIGL the right to defer payment of the Royalty Balance as provided for herein;

b) The receipt of payment of the Extension Fee by Mathew & Markson shall be deemed to cure RIGL's default of paragraph 1.3.1 of the Agreement, and shall extend the time for RIGL to pay the Royalty Balance of $5,000,000 prior to the expiration of the Extension Date.

C) Upon the receipt of the Extension Fee by Mathew & Markson, the parties agree that paragraph 1.3.1 of the Agreement is hereby deleted in full, and in lieu thereof, the following paragraphs 1.31 through and including 1.3.8 shall be substituted for paragraph 1.3.1 of said Agreement:


1.3.1. On or before 5:00 p.m. on June 16, 1999, RIGL shall have the option to pay directly to Mathew & Markson at such address as Mathew & Markson shall designate in writing, in cash, cashier's check drawn on a Phoenix, Arizona bank, or by wire transfer pursuant to written instructions, the remaining $3,000,000.00 of the Royalty Balance;

1.3.2. In Lieu of the payment provided for in paragraph 1.3.1, on or before 5:00 p.m. on June 16, 1999, RIGL shall have the option of paying to Mathew & Markson the sum of $3,000,000.00 inclusive of the Extension Fee, along with a Promissory Note (the "Note") in favor of Mathew & Markson in the original principal amount of $2,000,000.00, with all outstanding principal due and payable no later than 5:00 p.m. on July 15, 1999. The note shall be in a form satisfactory to Mathew & Markson, and shall be secured by 2,000,000 shares of the restricted common shares of RIGL Corporation. The terms of such security arrangement shall be set forth in a Stock Pledge Agreement on terms and conditions acceptable to Mathew & Markson. The share certificate representing the 2,000,000 shares shall be validly issued, fully paid and non-accessible and shall be accompanied by opinion of counsel for RIGL as to its authenticity and shall be held in escrow by counsel for Mathew & Markson until such time as the Note is fully satisfied or a default occurs under the terms of the Note and or the Stock Pledge;

1.3.3. Upon the payment of either the entire $5,000,000.00 Royalty Balance described in paragraph 1.3.1, or that $3,000,000 portion of the Royalty Balance and delivery of the Note, Stock Pledge and Shares, TBI and Shareholders shall close the transaction contemplated under the Agreement in accordance with paragraph 1.6 therein;

1.3.4. In the event that RIGL shall fail or refuse to perform completely in accordance with the separate provisions of paragraphs 1.3.1 or 1.3.2 of this Amendment, then none of the Extension Fee shall be credited toward the Royalty Balance, and RIGL shall be deemed to have substantially and materially breached the said agreement as herein amended, and the Extension Fee shall be deemed to have been earned by TBI and the Shareholders;

1.3.5. In the event that RIGL shall fully perform pursuant to paragraph 1.3.1, or in the alternative pursuant to paragraph 1.3.2, then and in either of such events the Extension Fee shall be credited toward the payment of the Royalty Balance of $5,000,000.00.

1.3.6. All references to time herein shall be determined to refer to Phoenix local time;

1.3.7. It is the intension of the parties hereto that the Extension Fee shall at no time be repaid to RIGL, but that said Extension Fee shall either be retained by Mathew & Markson on behalf of TBI and the Shareholders as payment for the Extension Fee, or, the Extension Fee shall be applied toward payment of the Royalty Balance and retained by Mathew & Markson for that reason;

1.3.8. No Part of the Extension Fee paid by RIGL shall be derived from the sale or hypothecation of any of the real, personal or intangible property of TBI and/or its affiliates, it being the intent of the parties that only funds at risk by RIGL and/or its affiliates will be used to pay the Extension Fee.

     3. Build out allowance. In the event RIGL elects to move forward under paragraph 1.3.2, as additional consideration, RIGL agrees to provide Simple.Net a build-out allowance of $250,000.00 to be used as Simple.Net deems reasonable to build out, furnish and equip office space to be utilized by Simple.Net located at 4840 E. Jasmine Street, Suite 111, Mesa, Arizona 85205. This space is currently leased by RIGL pursuant to a lease dated July 1, 1998. The initial terms of the Lease expires on June 30. 2003. Simple.Net shall have the right to sublease such space from RIGL for the sum of $1.00 per year for the remainder of the initial term, and RIGL warrants to comply with the terms of the July 1, 1996 Lease and pay all rent in a timely manner.

     4. Right of Offer. In the event RIGL elects to Move forward under, and complies with the terms of paragraph 1.3.2, RIGL shall have the right to receive notification from the principals of Simple.Net of their intention to sell Simple.Net before Simple.Net is advertised for sale on the general market. If Simple.Net receive and offer(s) to sel, RIGL shall receive notification of such offer(s) and shall have the right to compete against such offer(s) for the right to purchase Simple.Net upon such terms mutually acceptable to the principals of Simple.Net and RIGL. Simple.Net shall have no obligation to accept any such offer from RIGL.


This Amendment has been executed on the day and year first above written.

                               RIGL

                               RIGL CORPORATION, a Nevada corporation

                               By: ______________/S/_____________
                                        WILLIAM O'NEAL
                                        Its: Sr. Vice President

                               TBI

                               TELCO BILLING, INC., an Arizona corporation

                               By: _____________/S/_____________
                                        JOSEPH CARLSON
                                        Its: President

                                SHAREHOLDERS:

                                Morris & Miller, Ltd.

                                By: _____________/S/_____________
                                        CATHERINE THOMAS
                                        Its: Director

                                Mathew & Markson, Ltd.

                                By: _____________/S/_____________
                                        ILSE COOPER
                                        Its: Director

EXHIBIT C

LICENSE AGREEMENT
_________________

This EXCLUSIVE LICENSING AGREEMENT ("License") is entered into on this 21st day of September, 1998 by and between MATHEW & MARKSON, LTD. ("M&M") and TELCO BILLING, INC. ("TBI"), a Nevada corporation.

                                    RECITALS

     A. M&M is the sole and exclusive owner of the intellectual property rights to the name "YELLOW-PAGE.NET" including the name, the trade name, trademark, and the URL www.yellow-page.net (hereinafter, "Name") and wishes to establish a royalty agreement to permit utilization of the Name.

     B. TBI has the contracts, connections and contractual arraignments to place information on the Internet, and seeks to utilize the intellectual property rights owned by M&M as its exclusive licensee under their terms and conditions of this License, granting such sub licenses as may be necessary to achieve the business goals of the parties, and agrees to the terms and conditions stated herein.

                                     AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants between the parties, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  GRANT OF EXCLUSIVE LICENSE

     M&M hereby grants an exclusive and worldwide licenses to TBI yo use, market, and sub-license the Name both as a means of identifying a product and/or service as well as a means of soliciting business. In such utilization, TBI discloses, and M&M specifically consents to marketing same by means of sales and marketing agreements to sub-licensees as TBI may in its sole discretion deem necessary for the generation of royalties.

2.  COMPENSATION

     TBI agrees to pay m&M the sum of $400,000.00 on each anniversary date of this License for the following twenty (20) years. In the event that TBI should undergo a change of control or ownership in excess of 50% of the issued and outstanding common stock of TBI, all outstanding royalty payments shall become immediately due and payable. All payments are net M&M's Antigua or other M&M appointed bank account(s). Any and all taxes that may be or become due shall be solely paid by TBI and not deducted from the amount due M&M.

3.  TERM OF LICENSE

     The term of this Licenses (the "Term") shall be for twenty (20) years, except that this Licenses may be terminated for cause if TBI or any of its agents or independent contractors engages in any activities which causes any civil or criminal investigation, allegation or action for fraud, misrepresentation, or violation of any rule, statute or procedure.

4.  DEFINED SCOPE OF AGREEMENT

     This License is not for a joint venture, partnership, or any combined work effort or benefit. This is strictly an agreement for payment of royalties for generation of income, and TBI shall not be an employee, agent or independent contractor for or on behalf of M&M.

5.  WARRANTIES AND COVENANTS

     TBI os solely responsible for its means, methods, and mechanisms (hereinafter "techniques") for marketing; as such, TBI assumes all liability for its sales efforts, techniques, tools, marketing strategies, scripts for solicitations, and any other means utilized. TBI covenants, warranties and agrees to hold M&M and its successors and assigns harmless, indemnify, and defend against any complaints by any individual or entity that arises. TBI assures M&M that all techniques shall be reviewed and signed off by an attorney, thereby issuing an opinion that said Techniques are lawful.

6.  INDEMNIFICATION, HOLD HARMLESS, AND DEFENSE

     TBI hereby indemnifies and agrees to hold harmless M&M, and its beneficiaries, officers, directors, shareholders, employees, attorneys, representative, agents and affiliates (each and "Indemnified Person") from and against any and all liabilities, obligations, claims, demands, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the "Claims") which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the name or marketing thereof. In addition, TBI agrees to defend M&M and its successors and assigns against any such claims that may arise. Without limitation, the foregoing indemnities shall apply to each Indemnified Person with respect to any claims which in whole or in part are caused by or arise out of the negligence of such Indemnified Person, except to the limited extent the Claims against an Indemnified Person are proximately caused by such Indemnified Person's gross negligence or willful misconduct.
If TBI or any third party ever alleges such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for ion this Section shall nonetheless be paid upon demand, subject to late adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Licenses and shall extend and continue to benefit each individual or entity who is or has at any time been and indemnified Person hereunder.

7.  ASSIGNABILITY

     M&M may assign its rights to receive royalties under this License without consent of TBI. TBI agrees to place all sublicense"s on notice of M&M's rights, royalty claims, and legal requirements. TBI may upon payment of assignment fee, assign this License with the written consent of M&M, which shall not be unreasonably withheld. Assignment fees shall be 20% of the gross amount already paid to M&M by assignor.

8.  COUNTERPARTS AND FAX COPY

     This Licenses may be assigned or executed in one or more counterparts, each of which shall be an original, but all of which collectively shall constitute one entire agreement. A facsimile (FAX) copy of this License shall have the same force and effect as the original, and may be signed and faxed to the other party for confirmation. Delivery of an executed counterpart of this License by fax shall be equally effective as delivery of a manually executed counterpart.

9.  MISCELLANEOUS

     A. The parties agree that this License shall be governed under the laws of the Antigua and Barbuda, and in the event of any dispute arising hereunder, jurisdiction and venue shall be Antigua, W.I.

     B. In the event of any dispute under this License wherein this matter is brought to court, the prevailing party shall be entitled to their costs and attorney's fees as reasonably incurred by them in the enforcement of this License.

     C. The provisions of this License shall inure to the benefit of an shall be binding upon the respective heirs, personal representatives, successors and assigns of the parties.

     D. The provisions of this License are severable, and if court finds one provision unenforceable, the remaining provisions of the agreement shall remain in full force and effect.

10. NOTICE

     All notices, requests, demands, or other communications required or permitted to be given under this License ("Notice") shall be addressed to the parties at the following addresses:

     TBI:
          Tellco billing, Inc.
          9420 E. Doubletree, C-102
          Scottsdale, AZ 85258

     M&M:
          Mathew and Markson, LTD.
          Woods Centre, Friars Hill Road, #1407
          St. John's, Antigua, W.I.

FAX numbers and E-mail addresses may be provided as a means of rapid communication, and the parties are encouraged to utilize the entire realm of communications available As technology advances. However, for the purpose of legal notice under this document, Notice shall be sent by Certified or Registered Mail, Return Receipt Requested, or by commercial messenger service, or by physical placement of item in the parties mail box and/or on their desk or chair, all fees paid by sender. Notice shall be deemed complete once the item is delivered or out of the senders immediate control. The parties shall have the right to change its address for notice hereunder to any other location within the continental Untied States by Notice to the other party of such new address at least thirty (30) days before the effective date of such new address.

11. ENTIRE AGREEMENT

     The License constitutes the entire agreement between the parties pertaining to the subject matter contained in this License. All prior and contemporaneous agreements, representations, and understandings, written or oral, are superseded by and merged in this License. No modification or amendment of this License shall be binding unless in writing and executed by both parties.

     IN WITNESS WHEREOF, the parties have signed on the date first written above.

TELCO BILLING, INC.


By: ________/S/_______
    Joseph Carlson
    Its: President
    Date: 9-21-98

Mathew and Markson, LTD.


By: ________/S/_______
    William W. Cooper
    Its: Director
    Date: 9-21-98

EXHIBIT D

FINANCIALS
_________________

Independent Auditors' Report

                             Telco Billing, Incorporated
                             AUDITED FINANCIAL STATEMENTS
                        For the Period ended February 28, 1999

                                    Contents


      Independent Auditor's Report       ..........................   1

      Financial Statements
           Balance Sheet                 ..........................   2
           Statement of Income           ..........................   3
           Statement of Cash Flow        ..........................   4

     Notes to the Financial Statements   ..........................   5

                                              The Thompson Group
                                              7373 North Scottsdale Road
                                                  Suite A-179
                                              Scottsdale, Arizona 85253
                                              602.998.9005
                                              Fax: 602.998.5477

                          Independent Auditor's Report

Board of Directors and Stockholders
Telco Billing, Inc.
Scottsdale, Arizona

We have audited the accompanying balance sheet of Telco Billing, Inc., (the Company) as of February 28, 1999, and the related statements of income, retained earnings, and cash flows from the date of inception to February 28, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telco Billing as of February 28, 1999, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.

THE THOMPSON GROUP, PC

______/S/_____________

Scottsdale, AZ
May 12, 1999

                           TELCO BILLING, INC.
                              Balance Sheet
                          as of February 28, 1999

ASSETS
______
Current Assets:
   Cash and cash equivalents - Note 1                      $    29,753
   Trade accounts receivable - Note 2                        2,230,327
   Trade subscriptions receivable - Note 3                     781,136
                                                             __________
                  Total Current Assets                       3,041,216

   Property and Equipment, net - Note 4                         26,334

   Other Assets:
     Prepaid marketing - Note 5                                598,083
                                                           ____________
                                 TOTAL ASSETS              $ 3,665,633
                                                           ============

LIABILITIES AND STOCKHOLDER'S EQUITY
____________________________________
Current Liabilities:
   Accounts payable                                        $    26,167
   Accrued rent - Note 6                                         8,725
   Accrued royalty - Note 6                                    400,000
   Interest payable - Note 7                                     3,803
   Income tax payable - Note 9                               1,131,195
                                                           ___________
            Total Current Liabilities                        1,569,890

Long-term Liabilities:
   Notes payable - Note 7                                      142,415
                                                           ___________
                     TOTAL LIABILITIES                       1,712,305

Stockholders' Equity: Note 11
   Common Stock, no par value; 25,000 shares authorized
   and 2,000 shares issued and outstanding.                      1,000

   Net Income                                                1,952,328
                                                           ___________
                     TOTAL STOCKHOLDERS' EQUITY              1,953,328
                                                           ___________
            TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $ 3,665,633
                                                           ===========

 The accompanying notes are an integral part of these financial statements.

                           TELCO BILLING, INC.
                           Statement of Income
                 for the period ending February 28, 1999

Revenues:
_________
   Internet advertising and telephony                      $ 9,999,740

   Cost of sales                                             3,482,131
                                                            ___________

                               Gross Profit                  6,517,609

Expenses:
_________
   Selling                                                     826,135
   General administrative                                    2,599,890
   Interest                                                      8,061
                                                            ___________

                   INCOME FROM CONTINUING OPERATIONS         3,083,523
                                                            ___________

   Income tax liability - Note 9                             1,131,195
                                                            ___________

                   NET INCOME                              $ 1,952,328
                                                            ===========










  The accompanying notes are an integral part of these financial statements.

                           TELCO BILLING, INC.
                         Statement of Cash Flows
                 for the period ending February 28, 1999

Cash Flows From Operating Activities:
____________________________________
   Net Income                                              $ 1,952,328
   Adjustments to reconcile net income
    to net cash used in operating activities.
   Depreciation                                                  2,138
   Allowance for Doubtful Accounts                           1,569,859

   (Increase) decrease in:
     Trade accounts receivable                              (2,621,688)
     Subscriptions receivable                               (1,959,634)
     Prepaid expenses                                         (598,083)

   Increase (decrease) in:
     Accounts payable                                           26,167
     Rent payable                                                8,725
     Royalty payable                                           400,000
     Income tax payable                                      1,131,195
     Interest payable                                            3,803
                                                           ___________
         NET CASH (USED)BY OPERATING ACTIVITIES                (85,190)

Cash Flows From Investing Activities:
____________________________________
   Purchases of property and equipment                         (28,472)
                                                           ___________
         NET CASH (USED) BY INVESTING ACTIVITIES               (28,472)

Cash Flows From Financing Activities:
____________________________________
   Proceeds from Publications Mgt.                              90,000
   Proceeds from JIB Holding Trust                              52,415
   Proceeds from the sale of stock                               1,000
                                                           ___________
         NET CASH PROVIDED BY FINANCING ACTIVITIES             143,415
                                                           ___________

               NET INCREASE IN CASH                             29,753
                                                           ___________
                        CASH AT END OF PERIOD             $     29,753
                                                           ===========

  The accompanying notes are an integral part of these financial statements.

Telco Billing, INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Period Ended February 28, 1999


NOTE 1 - NATURE OF OPERATIONS, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, USE OF ESTIMATES

Nature of Operations
____________________

The Company was incorporated on April 23, 1998 and became a Nevada corporation. The Company is a High Tech Internet, Advertising, and Telephony service provider. Telco Billing, Inc offers these services throughout the nation and recently internationally. The industry has experienced a rapid growth in market share, because of the accelerated use of the Internet in business, education, and personal use.

Advertising Costs
_________________

Advertising production costs, except for costs associated with direct-response marketing are charged to operations when incurred. Advertising expenses totaled approximately $271,069 for the audited period.

Cash and Cash Equivalents, Short and Long-term Investments
__________________________________________________________

All highly liquid instruments with an original maturity of three months or less are considered cash equivalents, those with original maturities greater than three months and current maturities less than twelve months from the balance sheet date are considered short-term investments, and those with maturities greater than twelve months from the balance sheet date are considered long-term investments.

Concentration of Credit Risk
____________________________

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash, trade receivables, and subscriptions receivables. Subscriptions receivables are typically unsecured and are derived from revenues earned from customers primarily located in the United States. The Company performs ongoing evaluations of its customers and maintains reserves for the potential credit losses; such losses have been within management's expectations.

Depreciation and Amortization
_____________________________

Property and equipment, including leasehold improvements, are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally two to five years. The Company periodically evaluates the recoverability of its long-lived assets based on expected undiscounted cash flows and recognizes impairments, if any, based on expected discounted future cash flows.



Revenue Recognition
___________________

The Company's revenues are derived principally from the sale of advertisements and related services for Internet advertising. Advertising revenues are recognized over the period in which the advertisement is displayed or viewed by others, provided that no significant Company obligations remain at the end of the period and collection of the resulting receivable is probable. Billing vendors collect and disburse net allowance for certain revenues which the vendors estimate will be refunded, rebated, uncollectible, or unbillable.

Income Taxes
____________

The provision for income taxes is computed based on the pretax income item included in the statement of income. The asset and liability approach is used to recognize deferred tax assets and liabilities of the expected future tax consequences of temporary difference between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates
________________

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the collectability of receivables.


NOTE 2 - TRADE ACCOUNTS RECEIVABLE

The Company has entered into a customer billing service agreement with Integretel, Inc., and as a customer Ingretel provides billing and collection and related services. Determining the net realizable value requires an estimation of both uncollectible receivables or any returns and allowances. The trade receivable at February 28, 1999 is $110,800, less aggregated amounts for Telco fees, and reserve hold backs based on dilution. The reserve receivable is $65,440, based on dilution. These receivables have been reduced by an allowance for doubtful accounts of $16,963.

The Company has also entered into a customer billing service agreement with Olympic Telecommunications, Inc., and as a customer Olympic provides billing and collection and related services. Determining the net realizable value requires an estimation of both uncollectible receivables or any returns and allowances. The trade receivable at February 28, 1999 is $1,375,299, less aggregated amounts for Telco fees, and reserve hold backs based on dilution.
The reserve receivable is $890,111, based on dilution.   This trade receivable
has been reduced by an allowance for doubtful accounts of $346,834.

The Company has also entered into a customer billing service agreement with Enhanced Services Billing, Inc.(ESBI), and as a customer ESBI provides billing and collection and related services. Determining the net realizable value requires an estimation of both uncollectible receivables or any returns and allowances. The trade receivable at February 28, 1999 is $180,038 less aggregated amounts for Telco fees, and reserve hold backs based on dilution. This trade receivable has been reduced by an allowance for doubtful accounts of $27,564.

See also Note 11 - COMMITMENTS AND CONTINGENCIES, Service Agreements


NOTE 3 - TRADE SUBSCRIPTIONS RECEIVABLE

Trade receivables are valued and reported at net realizable value, the net amount expected to be received. This amount may or may not be necessarily the amount received. Determining the net realizable value requires an estimation of both uncollectible receivables or any returns and allowances. The trade subscriptions receivable at February 28, 1999 is $1,959,634, and has been reduced by an allowance for doubtful accounts of $1,178,498.


NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment, at cost, at February 28 consists of:

Computer Equipment                                      $ 28,472
Less:  Accumulated Depreciation                           (2,138)
                                                         _______

Property and Equipment - net                            $ 26,334
                                                          ======

Depreciation is calculated using the straight-line method over a five year estimated useful life.


NOTE 5 - MARKETING AGREEMENT

A service and marketing agreement was entered and executed on January 29th, 1998, between Internet Yellow Pages, and Publication Management.
Subsequently, Internet Yellow Pages assigned its terms to Telco Billing, Inc., on December 7, 1998. Publication Management has obtained the commercial right to place billings generated in conjunction with utilization of telephone services connections with Local Exchange Carriers (LEC) to have those billings placed on an ultimate end-user's telephone bill through their local telephone service provider.

Internet Yellow Pages assigned its terms for the exclusive right to use, market and sublicense the registered trade name Yellow-Page.Net, and the related trade marks, and the URL "www.yellow-page.net", (hereafter, "Name") and furthermore wished to grant to Publication Management limited rights to use, market and sublicense in any portion, the Name based on Publication Management's best efforts to achieve its desired performance standards and sales goals.


Direct-response marketing costs are capitalized and amortized on the basis of separate advertising cost pools. Amortization is computed using the ratio of current period revenues to the total of current and future period revenues. Capitalized direct-response marketing costs reported as assets as of February 28, 1999, is $978,875. The amount of corresponding expense includes $380,792, resulting from an estimated decrease to net realizable value. This represents capitalized direct-response marketing costs.

NOTE 6 - LEASE AND ROYALTY AGREEMENTS

Lease Agreement
_______________

The Company has entered into lease obligations for office space for its operations in Scottsdale, Arizona. The agreement, dated May 15, 1998 is on a month-to-month basis for $1,472.46 per month, payable in advance on the first day of the calendar month. The agreement is executed between Business Executive Services, Inc., and Telco Billing, Inc. The dwelling is located at 9420 E. Doubletree Ranch Road, Suite C-102 Scottsdale, Arizona, 85258.

See also Note 10 - RELATED PARTY TRANSACTIONS

Royalty Agreement
_________________

The exclusive licensing agreement was entered and executed on January 4, 1999. The agreement is between Mathew and Markson, LTD., and Telco Billing, Inc., for the purpose of establishing ownership of intellectual property rights to the name "YELLOW-PAGE.NET", including the name, the trade name, trademark, and the URL "www.yellow-page.net", (the Name) and establishes a royalty agreement to permit the utilization of the Name. Telco Billing, Inc., agrees to pay M&M, LTD., the sum of $400,000, on each anniversary date of the licensing agreement for the following 20 years. Royalty expense for the audited period is $400,000. The present value of the royalty is $5,000,000.


NOTE 7 - NOTES PAYABLE

Long-term debt at February 28, 1999, consisted of the following:

Note payable to Publications Management on October 1, 1998,
with terms of payments to be credited first on accrued interest and then the principle balance outstanding.  The
principle amount of $90,000, plus interest at 7.00%,
calculated and charged on a daily basis per annum.                   $ 90,000

Note payable to JIB Holding Trust on June 10, 1998,
with terms of payments to be credited first on
accrued interest and then the principle balance
outstanding.  The principle amount of $52,415,
plus interest at 7.00%, calculated and charged on
a daily basis per annum.                                               52,415
                                                                     ________

Total Long-term debt                                                $ 142,415
                                                                     ========

These notes are not secured by company assets, and assets have not been pledged or subject to any liens. The above accrued and unpaid interest totaled $1,069 and $2,734 respectively.


NOTE 8 - YEAR 2000

The company is in the process of assessing the Year 2000 issue and expects to complete a fully developed contingency plan by mid-year. The Company has not incurred material costs to date in this process, and currently does not believe that the cost of additional actions will have a material effect on its results of operations or financial condition. Although, Telco Billing currently believes that its systems are Year 2000 compliant in all material respects, the current systems may contain undetected errors or defects with the Year 2000 date functions that may result in material costs. The Company is in the process of developing a plan to assess whether third parties are adequately addressing the Year 2000 issue and whether any of its non-IT systems have material Year 2000 compliance problems. The company does not currently have any information about the Year 2000 status of its advertising customers. The purchasing patterns of advertisers may be affected by the Year 2000 issues as companies expend significant resources to correct their current systems for the Year 2000 compliance. These expenditures may result in reduced funds available for Internet advertising, which could have an adverse effect on the Company's business, results of operations, and financial condition.


NOTE 9 - PROVISION FOR INCOME TAX

The provision for income taxes is computed based on the pretax income item included in the statement of income. The asset and liability approach is used to recognize deferred tax assets and liabilities of the expected future tax consequences of temporary difference between the carrying amounts and the tax basis of assets and liabilities.

Income before taxes and the provision for taxes consisted on the following:

Income before taxes:                           3,231,985
                                               _________

Provision for Taxes:

  Federal:

     Current:                                  1,131,195
                                               _________

Total provision for taxes                     $1,131,195
                                               =========

Effective tax rate                               35.0 %
                                               =========

The provision for taxes reconciles to the amount computed by applying the statutory federal rate of 35% to income before taxes as follows:


Computed expected tax                         $1,131,195

State taxes, net of federal benefits            ---0---

Provision for taxes                           $1,131,195


NOTE 10 - RELATED PARTY TRANSACTIONS

Publications Management, Inc. primarily does marketing for Telco Billing, Inc. There have been assignments of contractual obligations amongst Companies. Telco Billing, Inc., management has agreed and decided to retain Publications Management, Inc., after consummation of the acquisition with RIGL Corporation, as subagent to handle marketing for them.


NOTE 11 - COMMITMENTS AND CONTINGENCIES

Service Agreements:

Integretel Service Agreement
____________________________

The Company and Publication Management has entered into a customer billing service agreement with Integretel, Inc., on January 9, 1998, for the purposes of providing billing, collection, and associated services within the telecommunications industry. These services are provided to their customers who utilize billing and collections through Local Exchange Carriers (LEC). Integretel has the ability through its computer hardware, software and accounting systems to provide billing and information management services on behalf of the contracting agent.

Olympic Telecommunications Agreement
____________________________________

The Company has entered into a customer billing service agreement with Olympic Telecommunications, Inc., on June 2, 1998, for the purposes of providing billing, collection, and associated services within the telecommunications industry. These services are provided to their customers who utilize billing and collections through Local Exchange Carriers (LEC). Olympic has the ability through its computer hardware, software and accounting systems to provide billing and information management services on behalf of the contracting agent.

Enhanced Services Billing Agreement
___________________________________

The Company has also entered into a customer billing service agreement with Enhanced Services Billing, Inc. (ESBI), on February 1, 1999, for the purposes of providing billing, collection, and associated services within the telecommunications industry. These services are provided to their customers who utilize billing and collections through Local Exchange Carriers (LEC). ESBI has the ability through its computer hardware, software and accounting systems to provide billing and information management services on behalf of the contracting agent.


NOTE 12 - SUBSEQUENT EVENTS - Acquisition of Telco Billing, Inc.

The stock purchase agreement signed and executed on March 16, 1999, was entered between Telco Billing, Inc., Morris and Miller, LTD., (1,100 shares of stock), Mathew and Markson, LTD., (900 shares of stock) (collectively "shareholders"), and RIGL Corporation currently listed on the OTC Electronic Bulletin Board (RIGN).

RIGL Corporation will acquire all of the outstanding shares of Telco Billing, Inc., with shareholders in agreement at the "Closing Date". Shareholders will sell 100% of the issued and outstanding capital stock of Telco Billing, Inc. In consideration, RIGL Corporation will validly issue and deliver 17 million shares of common stock at a par value of $.001 per share, free from all liens, claims, and encumbrances, upon the "Closing Date" as prescribed by the agreement.